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Exhibit  23(h)(4)(c)

                                Amended EXHIBIT A
                  to the Expense Limitation Agreement between
                        GARTMORE VARIABLE INSURANCE TRUST
                                     and
                       GARTMORE MUTUAL FUND CAPITAL TRUST
                             Effective May 31, 2000
                          (as amended October 1, 2002)

NAME  OF  FUND                              EXPENSE  LIMITATION  FOR  FUND*
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Turner GVIT Growth Focus Fund . . . . . . . . . . . . .  Class I      1.35%
(formerly Turner NSAT Growth Focus Fund). . . . . . . .  Class II     1.35%
                                                         Class III    1.35%

Gartmore GVIT Global Technology . . . . . . . . . . . .  Class I      1.25%
and Communications Fund . . . . . . . . . . . . . . . .  Class II     1.25%
(formerly Gartmore NSAT Global Technology . . . . . . .  Class III    1.25%
and Communications Fund)

Gartmore GVIT Global Health Sciences Fund . . . . . . .  Class I      1.25%
(formerly Gartmore NSAT Global Health Sciences Fund). .  Class II     1.25%
                                                         Class III    1.25%

Gartmore GVIT U.S. Growth Leaders Fund. . . . . . . . .  Class I      1.15%
(formerly Gartmore GVIT U.S. Leaders Fund). . . . . . .  Class II     1.15%
                                                         Class III    1.15%

Gartmore GVIT Nationwide Leaders Fund . . . . . . . . .  Class I      1.10%
(formerly Gartmore GVIT U.S. Leaders Fund). . . . . . .  Class II     1.10%
                                                         Class III    1.10%

Gartmore GVIT Micro Cap Equity Fund . . . . . . . . . .  Class I      1.55%
                                                         Class II     1.55%
                                                         Class III    1.55%

Gartmore GVIT Investor Destinations Aggressive Fund . .  No Class     0.61%
(formerly NSAT Investor Destinations Aggressive Fund) .  Designation

Gartmore GVIT Investor Destinations Moderately. . . . .  No Class     0.61%
Aggressive Fund (formerly NSAT Investor Destinations. . Designation Moderately Aggressive Fund)

Gartmore GVIT Investor Destinations Moderate Fund . . .  No Class     0.61%
(formerly NSAT Investor Destinations Moderate Fund) . .  Designation

Gartmore GVIT Investor Destinations Moderately. . . . .  No Class     0.61%
Conservative Fund (formerly NSAT Investor Destinations. Designation Moderately Conservative Fund)

Gartmore GVIT Investor Destinations Conservative Fund .  No Class     0.61%
(formerly NSAT Investor Destinations Conservative Fund)  Designation

With respect to each of the Gartmore GVIT Investor Destinations Funds, for the period until May 1, 2003, it is hereby agreed that Fund Operating Expenses shall include Rule 12b-1 fees and fees paid pursuant to an Administrative Services Plan.

* Effective until July 1, 2003. These expense limitations may be revised to decrease the limitations after the expiration of the agreed upon term, if mutually agreed upon by the parties. They may also be revised to increase the limitations at any time if mutually agreed upon by the parties.

                                        GARTMORE  VARIABLE  INSURANCE  TRUST

                                        By:     JAMES  BERNSTEIN
                                        Name:   James  Bernstein
                                        Title:  Assistant  Secretary

                                        GARTMORE  MUTUAL  FUND  CAPITAL  TRUST

                                        By:     GERALD  J.  HOLLAND
                                        Name:   Gerald  J.  Holland
                                        Title:  SVP  -  CAO

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